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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-54692 of Tyco International Ltd. on Form S-8 of our report dated November 12, 2004, relating to the financial statements of the Tyco International (US) Inc. Retirement Savings and Investment Plan VII as of and for the period ended May 28, 2004 which appears in this Form 11-K.

/s/ MITCHELL & TITUS, LLP

New York, New York
November 19, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM